Exhibit 99.1

AMARIN APPOINTS ADAM BERGER AND GERALDINE MURPHY TO BOARD OF DIRECTORS

Lars Ekman and Patrick O’Sullivan to Retire from Amarin Board at year-end

New Independent Directors Bring Significant International Experience in Healthcare and Finance

Seventy-five Percent New Independent Directors Appointed Over Last Twelve Months

Amarin Continues Active Board Refreshment Program

DUBLIN, Ireland and BRIDGEWATER, N.J., October 20, 2022 — Amarin Corporation plc (NASDAQ:AMRN) today announced the appointment of Adam Berger and Geraldine Murphy as independent members of the Company’s Board of Directors, effective immediately. The Company also announced that, as part of their planned retirement, Lars Ekman, M.D., Ph.D and Patrick O’Sullivan, directors of Amarin since 2008 and 2011, respectively, will retire from the Board, effective at the end of the year. With these changes, the Amarin Board will remain at eight directors, seven of whom are independent and five of whom have been appointed in the past year as part of the Board replenishment process which seeks to add international experience to support the company’s global expansion efforts.

“We are delighted to appoint two highly respected, results-driven leaders with long and proven track records of success in the fields of healthcare and finance,” said Per Wold-Olsen, Chairman of the Amarin Board of Directors. “Today’s appointments represent further progress under our ongoing Board refreshment program, which is advancing our Board’s collective expertise and ensures we have the right skillsets to support Amarin’s new strategic priorities. As Amarin continues to refocus and execute on its global strategic plan, we are confident that Geraldine and Adam bring important perspectives and expertise that will add important value to the Company as we work to generate shareholder value.”

Mr. Wold-Olsen continued, “On behalf of the entire Board, I also want to express our deep gratitude to Lars and Paddy for their leadership, tenure, and dedication to the Amarin Board. We thank them for their significant contributions to Amarin over the years’.

Mr. Berger has more than three decades of experience with investment banking focused on mergers and acquisitions. He has advised on over 180 announced M&A transactions predominantly in the healthcare industry totaling more than $400 billion in value and has significant experience with capital markets transactions and generating value for company shareholders. Mr. Berger also brings a unique perspective and skill set as a former Chairman of Wells Fargo’s Investment Banking Opinion Committee.

Ms. Murphy brings more than 30 years of experience as a healthcare company executive across core business areas including manufacturing, supply chain, P&L management, and commercial strategy. Ms. Murphy has a strong focus on people and organizational development which will be of significant value to Amarin and the Amarin Board.

About Adam Berger

Mr. Berger currently serves as Managing Partner of Three Peaks Partners, where he provides financial advisory services to healthcare companies. Mr. Berger has advised a wide range of corporate M&A, including both domestic and international transactions in the healthcare space. He has worked with and advised CEOs, Boards of Directors, and Board committees on various aspects of transactions, including deal strategy and tactics, deal structure, terms, and the exploration of strategic alternatives.

Prior to Three Peaks Partners, Mr. Berger served as Managing Director and Head of Healthcare M&A at Wells Fargo Securities. He also served as the Chairman of Wells Fargo’s Investment Banking Opinion Committee, leading a group of senior M&A bankers with responsibility for reviewing the firm’s most sensitive M&A transactions, including determining the firm’s valuation policies and guidelines and evaluating the possible issuance of fairness opinions.

Prior to joining Wells Fargo in 2011, Mr. Berger led the Healthcare M&A effort at Citigroup and was head of Leerink’s M&A group, after working for many years in Salomon Brothers M&A group. Mr. Berger has advised many leading companies in the healthcare industry.

About Geraldine Murphy

Ms. Murphy – an Irish National - currently serves as Founder and Managing Partner of Evolution-Partners, where she provides strategic counsel to executive teams as they evolve during periods of transformation and significant change to support delivering revenue and profit growth. Ms. Murphy is an accomplished leader in the biopharmaceutical industry with a demonstrated ability to deliver outstanding results in complex, highly regulated environments. She possesses more than 30 years of pharmaceutical executive experience across core business areas including manufacturing, supply chain, P&L management, commercial strategy development and business transformation.

With a background in science and business and with a deep understanding of governance and regulatory environments in pharma, Ms. Murphy has demonstrated strong collaboration and influencing skills through involvement in high-profile pan-EU projects requiring consensus and alignment across multiple stakeholders. Ms. Murphy has led international operations across U.K., Europe, Canada, and Australia, delivering significant revenue and profit growth while building key partnerships with regulatory, customer and employee stakeholders. Ms. Murphy is a past member of the Irish Pharmaceutical Healthcare Association (2009-2012) and negotiating team who secured a landmark 4-year supply agreement with the Department of Health. She is a past member of the Association of British Pharmaceutical Industries (ABPI) DoH supply agreement reference group (2013).

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our scientific research foundation to our focus on clinical trials, and now our global commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin, in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to rethinking cardiovascular risk through the advancement of scientific understanding of the impact on society of significant residual risk that exists beyond traditional therapies, such as statins for cholesterol management.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission (“SEC”) filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the SEC, including Amarin’s annual report on Form 10-K for the year ended December 31, 2021, and quarterly report on Form 10-Q for the quarter ended June 30, 2022. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Amarin Contact Information

Investor Inquiries:

Investor Relations Amarin Corporation plc

investor.relations@amarincorp.com (investor inquiries)

Media Inquiries:

Corporate Communications, Amarin Corporation plc

PR@amarincorp.com (media inquiries)

or

Matt Sherman / Steve Frankel / Tali Epstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449